 505-22 Alberta Co.          No. __29646

PROVINCE OF ALBERTA

CANADA

Certificate of Incorporation

I hereby certify that

- RIMBEY PIPE LINE CO. LTD. -

is this day incorporated under The Companies Act of the Province of Alberta as a Limited Company.

     Given under my hand and seal of office at Edmonton this .......- Eleventh -......... day of ..................August...-............A.D. 1961

                                        _____________/S/__________________
                                        Registrar of Joint Stock Companies

PROVINCE OF ALBERTA

"THE COMPANIES ACT"

     I, Jas. Warr, Registrar of Joint Stock Companies for the Province of Alberta, Canada, do hereby CERTIFY that the documents annexed hereto and impressed with my seal of office, and relating to RIMBEY PIPE LINE CO. LTD. are true and accurate copies of the original Memorandum of Association and Articles of Association, whereof they purport to be copies and that I am the proper custodian of the said documents.

     GIVEN under my hand and seal of office at Edmonton, Province of Alberta, this llth day of August, one thousand nine hundred and sixty-one. (Jas. Warr) Registrar of Joint Stock Companies

MEMORANDUM OF ASSOCIATION

Of

RIMBEY PIPE LINE CO. LTD.

1.  The name of the Company is "RIMBEY PIPE LINE CO. LTD.".

2.  The registered office of the Company will be situate in the City of Calgary, in the Province of Alberta.

3.  The objects for which the Company is established are:

    (a)   To construct, purchase, lease or otherwise acquire and own and operate pipe lines for the transportation of oil and/or natural gas, natural gasoline, condensate, propane and butane and other liquid or gaseous products or any of them, and to purchase, sell and/or deliver oil and gas and other products, or any of them, through such pipe lines or otherwise;

    (b)   To construct, purchase, lease or otherwise acquire and own and operate oil refineries, gas works and plants, including plants for the production of coke and other by-products, and plants for the manufacture and production of any and all solid, liquid or gaseous substances or materials, manufacture and production of which involve the use of or the incorporation therein of oil or natural gas or any derivatives or component parts thereof or by-products thereof or either of them;

    (c)   To acquire by purchase, lease, concession, license, exchange, or other legal title, oil wells, oil leases, easements, oil lands, oil claims, natural gas wells, lands and places which may seem to the Company capable, or possibly capable, of affording a supply of oil or gas; and either absolutely or

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conditionally, and either solely or jointly with others, as principals, agents, contractors, or otherwise, and to develop the same and to carry on the businesses of drilling, operating and managing oil and gas wells as owner or contractor or otherwise and generally to engage in the businesses of producing, refining, dealing in and marketing oil and natural gas and all, derivatives thereof in all their branches;

    (d)   To acquire by purchase, lease, hire or otherwise, mines, mineral claims, mineral leases, reservations, mining lands and mining rights of every description, and to work, develop, operate and turn same to account;

    (e)   To engage in the business of dealers in natural gas for lighting power or other purposes, and for such purposes to enter into any contracts, engagements, or agreements with any government, municipal corporation or person for the supplying of natural gas and to enter into any negotiations or contracts with any Government, municipality, corporations or persons for the right to use any street, highway or public place or any public or private property for the right-of-way of the Company's pipe lines;

    (f)   To carry on the business of an electric light, heat and power company in all its branches; provided, however, that any sale, distribution or transmission of electric, hydraulic, or other power or force shall "be subject to local and municipal regulations in that behalf;

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    (g)   To carry on any works or undertakings which the Company is authorized to carry on as a contractor with or for any other company, firm or person;

    (h)   To enter into partnership or into any arrangements for sharing of profits, union of interest, co-operation, joint adventure, reciprocal concession, or otherwise with any person or company, wheresoever incorporated, carrying on or engaged in, or about to carry on or engage in, any business or transaction which the Company is authorized to carry on or engage in, or any business or transaction capable of being conducted so as, directly or indirectly to benefit the Company;

    (i)   To enter into any arrangements with any governments or authorities (municipal, local or otherwise) that may seem conducive to the Company's objects or any of them, and to obtain from any such government or authority any rights, privileges and concessions which the Company may think it desirable to obtain, and to carry out, exercise, and comply with any such arrangements, rights, privileges and concessions;

    (j)   To take, purchase, exchange or otherwise acquire and hold shares and stocks in any other Company or companies having objects altogether or in part similar to those of the Company or carrying on any business capable of being conducted so as directly or indirectly to benefit the Company;

    (k)   To take or otherwise acquire and hold shares, stock debentures, debenture stocks, bonds, obligations and securities issued or guaranteed by any company, wheresoever incorporated or - Page 4 -

carrying on business, and to manage, supervise, control or otherwise deal with the business or operations of any company or undertaking or to take part in the management, supervision or control thereof;

    (l)   To pay out of the funds of the Company the costs and expenses of and incidental to or preliminary to the formation, incorporation, and organization of the Company;

    (m)   To issue shares of the Company in payment or part payment for any property or rights which may be acquired by or for any service which may be rendered to the Company or in or toward the payment of and the satisfaction of any debt or liability of the Company;

3A.  (a)  The powers authorized or implied by Sub-section (1) of Section 19 of The Companies Act shall apply to the Company, except and to the extent that the same may be inconsistent with the powers herein set forth, but none of the powers implied or authorized by the said Sub-section (1) shall be deemed to be lessened or restricted, as regards the Company, by reason of anything in this Memorandum of Association contained;

    (b)  The power to sell or dispose of the undertaking of the Company or any part thereof authorized by Sub-section (4) of Section 19 of The Companies Act shall include the power to accept as the consideration for any such sale or disposal any shares, bonds or debentures or the securities of any purchasing company.

4.  No shares shall be issued, sold or transferred except as herein- after provided;

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    (i)   The number of shares to be Issued from time to time shall be determined by the directors.

    (ii)   The first issue of shares of the Company (other than incorporator's shares) shall be offered as to 40% thereof to The British American Oil Company Limited, as to 35% thereof to The California Standard Company, and as to the remaining 25% thereof rateably to all the owners, other than The British American Oil Company Limited and The California Standard Company, of interests in the Rimbey Gas Plant in approximate proportion to such other owners' capital investments in such Plant as of July 1, 1961, each of such offers to be conditioned upon the Offeree entering into a Shipping Agreement with the Company and with Montreal Trust Company, as Trustee, whereby the shareholders or proposed shareholders of the Company severally agree with the Company and the Trustee that so long as any bonds of the Company to be issued in connection with the initial financing of a pipe line from the said Rimbey Gas Plant to or to the vicinity of Edmonton, in the Province of Alberta, are outstanding, they will tender, or cause to be tendered, to the Company for shipment through such pipe line, all condensate, natural gasoline, butane and propane produced from the Rimbey Gas Plant and respectively owned by them or their subsidiaries, if any, that is sold or is to be shipped far delivery to market outlets served by such pipe line. Any such shares not so subscribed for by such other owners within the time limited by the terms of the initial offer shall forthwith thereafter be offered to such of such other owners as have subscribed for their full proportionate number of shares offered - Page 6 -

in proportion as between themselves to the number of shares for which they have already subscribed. Any of such shares remaining unsubscribed for within the time limited by such last mentioned offer shall forthwith thereafter be offered as to 8/15ths thereof to The British American Oil Company Limited and as to 7/15ths thereof to The California Standard Company.

    (iii)   Any shares of the Company proposed to be offered or proposed to be issued by the Company after such initial offering shall first be offered to the then existing shareholders of the Company in proportion to their then shareholdings in the Company, and any of such shares not accepted by any shareholder within the time limited by such offer shall forthwith thereafter be offered to such of the shareholders of the Company as have accepted their full proportion of such shares offered, in proportion to their then shareholdings (including shares offered and accepted, although not yet issued) in the Company, or in such other proportions amongst them as the shareholders who wish to accept such last mentioned offer in whole or in part may agree upon between themselves.

    (iv)   No shares shall be sold by any holder thereof except in accordance with the provisions contained in this Memorandum of Association. After issue of any shares of the Company, any holder thereof wishing to sell any of such shares shall first offer them to the other shareholders subject to and in accordance with the following terms and conditions:

      (a)   The offer shall be in writing delivered to the Secretary of the Company addressed for the attention of "Members of - Page 7 -

Rimbey Pipe Line Co. Ltd.", and shall be promptly communicated by the Secretary of the Company to the other members of the Company.

    (b)   Such shares shall be offered at the actual book value thereof as at the end of the Company's fiscal year which may most closely precede the date of such offer, without any allowance for good will, or at such lesser price as the offering share- holder may specify in such offer. The book value of such shares shall be determined by the Company's auditors and the decision of such auditors shall be final and binding on both the Vendor and the Purchasers. Any such offer shall be accompanied by the share certificates of the shares with respect to which the offer is made, duly endorsed in blank for transfer;

    (c)   Such other shareholders or such of them as wish to accept such offer in whole or in part, shall be entitled within 30 days after delivery of any such offer to the Secretary of the Company as aforesaid, to purchase such shares in proportion to their then shareholdings of shares of this Company, or in such other proportions amongst them as the shareholders who wish to accept such offer in whole or in part may agree upon between themselves;

    (d)   With respect to any of the shares so offered in the manner hereinbefore provided which are not taken up within the said 30-day period, the certificates for such shares not so taken up shall forthwith be delivered out to the offering shareholder and such shareholder shall be entitled within 30 days after

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the delivery to him of such share certificates, but not afterwards, to sell a11 or any of such shares so previously offered to the other members and not accepted Toy them, to any person or persons at a price not less than and upon terms not less onerous than those contained in the offer to the other shareholders with respect to such shares. If such shareholder wishes to sell any of such shares after the expiration of the last mentioned 30-day period he shall then first again offer such shares to the other shareholders as hereinbefore provided.

PROVIDED THAT the provisions of this clause relating to the obligations of a selling shareholder to offer such shares of the Company to the other shareholders shall not apply to mergers or consolidations or to assignments, transfers or sales between parent and subsidiary corporations or subsidiaries of a parent company if the parent company owns at least 50% of the voting stock of the subsidiary corporation or corporations, or between affiliated companies controlled by mutual parent companies, or to the sale by the selling shareholder of all of its assets in Canada.

    (v)   Notwithstanding anything elsewhere in this Memorandum of Association contained, any shares proposed to be issued at any time or from time to time after the initial offering of shares may, with the consent in writing, of-the holders of 85% of the issued shares of the Company, be issued to such persons and/or corporations as the directors may determine.

    (vi)   Save as hereinbefore provided, or save as may be provided by any written waiver signed by a11 of the shareholders, no shares other than shares required by a person as a subscriber to the Memorandum of Association of the Company shall be allotted or issued to or held by any person or corporation that

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is not the sole and beneficial owner thereof and the directors may at any time and from time to time require the holder of any shares to furnish evidence by statutory declaration of sole and beneficial ownership of any shares registered in the name of such person or corporation. In default of such proof the directors may offer for sale to the members of the Company (excluding any member who may have made default with respect to such shares or to such statutory declaration) any shares registered in the name of the person or corporation making such default, in accordance with the provisions hereinbefore contained governing compulsory offer of shares by a selling shareholder to other shareholders of the Company.

    (vii)   No general charge by any member of the Company upon all of the assets of such member including its shareholdings in this Company shall be deemed to be a disposition of any beneficial interests in this Company within the meaning of this paragraph; PROVIDED that no such charge shall entitle the shareholder or any person claiming through such shareholder to sell or dispose of the shares of this Company free of the buy-back provisions in this Memorandum contained.

5.     The liability of the members is limited.

6.     The authorized capital of the Company shall consist of 500,000 shares without nominal or par value which may be sold for a price or consideration not exceeding in the aggregate $5,000,000.00.

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WE, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company pursuant to this Memorandum of Association, and we respectively agree to take the number of shares in the Company set opposite our respective names.

-------------------------------------------------------------------------------------------------------------------
Full names, addresses & Occupations                                     Number of Shares Taken by
of Subscribers                                                          each Subscriber
-------------------------------------------------------------------------------------------------------------------

Edward J. Gallagher                                                    One (1) Share
1405 Premier Way, Calgary
General Manager

William Milne Winterton                                                One (1) Share
91 Wedgewood Drive
Calgary, Alberta
Counsel

James Donald Weir                                                      One (1) Share
3828 - 12th Street S.W.
Calgary, Alberta
Vice President-California Standard

-------------------------------------------------------------------------------------------------------------------
         DATED at the City of Calgary, in the Province of Alberta, this 8th day of August, A.D. 1961.

WITNESS to the above signatures:

(Full Name)                     (Address)                       (Occupation)
Louisa May Hawkins /s/          434 - 19 St., NW., Calgary      Secretary

ARTICLES OF ASSOCIATION

of

RIMBEY PIPE LINE CO. LTD.

1.    In these presents, unless there is something in the subject or context inconsistent therewith:

“Special Resolution” has the meaning assigned thereto by The Companies Act of the Province of Alberta;

“The Directors”, “Board” and “Board of Directors” means the Directors of the Company for the time being;

“The office” means the registered office of the Company for the time being;

“The register” means the register of members to be kept pursuant to Section 63 of The Companies Act;

“These presents” means and includes these Articles of Association, and any modification or alteration thereof for the time being in force;

“Month” means calendar month;

“In writing” and “Written” includes printing, typewriting, lithography, and other modes of representing or reproducing words in visible form;

Words importing the singular number include the plural number and vice versa.

Words importing the masculine gender include the feminine gender.

2.  The regulations contained in Table "A" in the first Schedule to The Companies Act shall not apply to the Company.

SHARES

3.   Shares shall be allotted by the Directors in accordance with the provisions of the Memorandum of Association of the Company.

4.   It shall be lawful for the Company to pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally, for any shares in the Company, or his procuring or agreeing to procure subscriptions for any shares in the Company, provided that such commission paid or agreed to be paid does not exceed twenty-five per cent (25%) of the price at which such shares are sold.

5.   A register of shareholders shall be kept at the office of the Company in which shall be kept the particulars of the shares held by the shareholders.

6.   The Company may as the Directors may prescribe cause a branch register to be kept in any Province, State or Country.

7.   If, by the conditions of allotment of any share, the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment shall, when due, be paid to the Company by the person who for the time being shall be the registered holder of the share.

8.   The joint holders of a share shall be severally as well as jointly liable for the payment of all instalments and calls due in respect of each share.

9.   Save as herein otherwise provided, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and accordingly, shall not, except as ordered by a Court of competent jurisdiction, or as by statute required, be bound to recognize any equitable or other claim to or interest in such share on the part of any other person.

CERTIFICATES

10.   The certificates of title to shares shall be issued under seal of the Company, and signed by the President or Vice-President and counter- signed by the Secretary or some other person appointed by the Directors, provided that signatures of the President and the Vice-President and the Secretary may be printed, engraved or lithographed on the share certificates and such printed, engraved or lithographed signatures shall for all purposes be deemed to be the signatures of such President, and Vice-President and Secretary, providing that each share certificate is countersigned by a Trust Company acting as Transfer Agent. Each share certificate shall contain on the face thereof a reference to the special conditions, restrictions and rights re- lating to ownership, sale and/or transfer of shares attaching thereto as contained in the Memorandum of Association of the Company or endorsed on the back of such certificate.

11.   Every member shall be entitled to one certificate for all the shares registered in his name, or to several certificates, each for one or more such shares. Every certificate of shares shall specify the number of the shares in respect of which it is Issued, and the amount paid thereon.

12.   If any certificate be worn out or defaced, then upon production thereof to the Directors, they may order the same to be cancelled and may issue a new certificate in lieu thereof, and if any certificate be lost or destroyed, then, upon proof thereof to the satisfaction of the Directors, and on such indemnity as the Directors deem adequate being given, a new certificate in lieu thereof shall be given to the party entitled to such lost or destroyed certificate.

13.   The certificates for shares registered in the name of two or more persons shall be delivered to the person first named in the register.

CALLS

14.   The Directors may from time to time make such calls as they think fit upon the members in respect of all monies unpaid on the shares held by them respectively, and not by the conditions of allotment thereof made payable at fixed times, and each member shall pay the amount of every call so made on him to the persons and at the times and places appointed by the Directors. A call may be made payable by instalments.

15.   A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

16.   The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

17.   Fourteen days' notice of any call shall be given specifying the time and place of payment at which such call shall be paid.

18.   If the sum payable in respect of any call or instalment be not paid on or before the day appointed for payment thereof, the holder for the time being of the share in respect of which the call shall have been made, or the instalment shall be due, shall pay interest for the same at the rate of six per cent (6%) per annum, or at such other rate, from the day appointed for the payment thereof to the time of the actual payment, as the Directors may determine.

19.   The Directors may make arrangements on the issue of shares for a difference between the holders in the amount of calls to be paid and in the time of payment.

20.   The Directors may, if they think fit, receive from any member willing to advance the same, all or any part of the monies uncalled and un- paid upon any shares held by him, and upon all or any of the money so advanced may, (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an ordinary resolution, whether previous notice thereof has been given or not, six per cent (6%)) as may be agreed upon between the member paying such monies in advance and the Directors.

FORFEITURE AND LIEN

21.   If any member fail to pay any call or instalment on or before the day appointed for the payment of the same, the Directors may at any time thereafter, during such time as the call or instalment remains unpaid, serve a notice on such member, requiring him to pay the same, together with any interest that may have accrued, and all expenses that may have been incurred by the Company by reason of such non-payment.

22.   The notice shall name a day, not being less than fourteen (14) days from the date of the notice, and a place or places on and at which such call or instalment and such interest and expenses aforesaid are to be paid, the notice shall also state that in the event of non-payment at or before the time and at the place appointed, the shares in respect of which the call was made, or instalment is payable, will be liable to be forfeited.

23.   If the requirements of any such notice as aforesaid are not com- plied with, any shares in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments, interest and expenses, due in respect thereof, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends de- clared in respect of the forfeited shares and not actually paid before the forfeiture.

24.   When any shares shall have been so forfeited, notice of the resolution shall be given to the member in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture with the date thereof, shall be forthwith made in the register.

25.   Any share so forfeited shall be deemed to be the property of the Company, and the Directors may sell, re-allot, and otherwise dispose of the same but only in accordance with the provisions of the Memorandum of

Association of the Company applying to the sale of shares by members.

26.   A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares.

27.   A statutory declaration in writing that the declarant is a Director of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to a share, and that declaration and the receipt of the Company of the consideration (if any) given for the share on the sale or disposition thereof, shall constitute a good title to the share, and the person to whom the share is sold or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

28.   The Directors may, at any time before any share so forfeited shall have been sold, re-allotted, or otherwise disposed, annul the forfeiture thereof upon such conditions as they think fit.

29.   Any member whose shares have been forfeited shall, notwithstanding, be liable to pay, and shall forthwith pay to the Company all calls, instal- ments, interest and expenses owing upon or in respect of such shares at the time of the forfeiture, together with interest thereon from the time of forfeiture until payment of six per cent (6%) per annum, and the Directors may enforce the payment thereof if they think fit.

30.   The Company shall have a first and paramount lien upon all the shares registered in the name of each member, whether solely or jointly with others, for his debts, liabilities and engagements, solely or jointly with any other person, to or with the Company, whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not. Such lien shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of the Company's lien, if any, on such share.

31.   For the purpose of enforcing such lien, the Directors may sell the shares subject thereto but only in accordance with the provisions of the Memorandum of Association of the Company applying to sale of shares by members, but no sale shall be made until such period, as aforesaid, shall have arrived, and until notice in writing of the intention to sell shall have been served on such member, his executors, administrators, successors or assigns, and default shall have been made by him or them in payment, fulfillment or discharge of such debts, liabilities or engagements for seven days after such notice.

32.   The net proceeds of any such sale shall be applied on or towards satisfaction of the debts, liabilities or engagements of, and the residue, if any, paid to such member, his executors, administrators, successors or assigns.

33.   Upon any sale after forfeiture or for enforcing a lien in purported exercise of the powers hereinbefore given, the Directors may cause the purchaser's name to be entered in the register in respect of the shares sold, and the purchaser shall not be bound to see to the regularity of the proceedings, or to the application of the purchase money, and after his name has been entered in the register in respect of such shares, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

TRANSFER AND TRANSMISSION

34.   The instrument of transfer of any share shall be signed by the Transferor and the Transferor shall be deemed to remain the holder of such share until the name of the Transferee is entered in the register in respect thereof.

35.   Shares in the Company shall be transferred in the following form, or in any usual or common form which the Directors approve:

       “For value received,----hereby sell, assign and transfer unto Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney, to transfer the said stock on the books of the within named corporation with full power of substitution in the premises. Dated 19------- In the presence of ___________________________________________”

36.   No transfer shall be made to an infant or person of unsound mind, and transfer of shares shall be made only to persons or corporations entitled to hold shares as provided by the Memorandum of Association of the Company.

37.   No shares shall be transferred except pursuant to Article 43 or pursuant to the proviso to clause 4 of the Memorandum of Association, unless such shares have first been offered to the other members pursuant to the provisions therefor contained in the Memorandum of Association.

38.   The Directors may decline to register any transfer of shares on which the Company has a lien. The Directors may decline to recognize any instrument of transfer unless:

    (a)  in the discretion of the Directors a fee not exceeding fifty cents (50(cent)) is paid to the Company in respect thereof; and

    (b)  the instrument of transfer is accompanied by the certificate of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

39.   All instruments of transfer which shall be registered, together with the certificate of-shares to be transferred, shall be retained by the Company, but any instrument of transfer which the Directors may decline to register shall be returned to the person depositing the same.

40.   The Company may as the Directors may prescribe, appoint Registrars and Transfer Agents.

41.   The Transfer books and register of members may be closed during such time as the Directors think fit, not exceeding in the whole thirty (30) days in each year.

42.   The executors or administrators of a deceased sole holder of a share shall be the only persons recognized by the Company as having any title to the share. In the case of a share registered in the names of two or more holders, the survivors or survivor, or the executors or admin- istrators of the deceased survivor, shall be the only persons recognized by the Company as having any title to the share.

43.   Any person becoming entitled to a share in consequence of the death of any member, or in any other way than by allotment or transfer, upon producing such evidence as the Directors think sufficient of his title, or that he sustains the character in respect of which he proposes to act under this clause, may with the consent of the Directors, which they shall not be under any obligations to give, be registered as a member in respect of such share, or may, subject to the regulations as to transfers hereinbefore con- tained, transfer such share. This clause is hereinafter referred to as the "Transmission Clause".

44.   A person becoming entitled to a share by reason of the death of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

INCREASE AND REDUCTION OF CAPITAL

45.   The Company may:

      (a)  increase the maximum price or consideration for which shares without nominal or par value may be issued;

      (b)  cancel shares which, at the date of the passing of a resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled or in the case of the cancellation of shares without nominal or par value, by the number of shares so cancelled;

      (c)  cancel paid up shares which are surrendered to the Company by way of gift, and if the resolution so provides, diminish the amount of its share capital by the amount of the shares or in the case of shares without nominal or par value by the number of shares so cancelled.

The powers hereby conferred on the Company may be exercised by ordinary resolution of the Company or by resolution of the Directors.

46.   The Company may by special resolution alter the conditions of its Memorandum as follows, that is, it may:

      (a)  increase its share capital by the creation of new shares of such amount or of such number of new shares without nominal or par value as it thinks expedient;

      (b)  consolidate and divide all or any of its share capital having a par value into shares of larger amount than its existing shares;

      (c)  convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination or without nominal or par value;

      (d)  subdivide its shares having a par value, or any of them, into shares of smaller amounts than its existing shares, so, however, that in the sub- division the proportions between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived.

47.   The new shares shall be issued upon such terms and conditions as are specified in the Memorandum of Association and with such rights and privileges annexed thereto, as the general meeting which resolves upon the creation thereof shall direct, and in particular such shares may be issued with preferential or qualified right to dividends, and in the distribution of the assets of the Company and with a special or without any right of voting.

48.   Any capital raised by the creation of new shares shall be con- sidered part of the original capital, and shall be subject to the provisions herein contained, with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien and otherwise.

49.   The Company may, from time to time, by a special resolution, confirmed by Order of the Court, reduce its capital by paying off capital, or cancelling capital which has been lost or is not represented by available assets, or reducing the liability on the shares or otherwise as may seem expedient, and capital may be paid off upon the footing that it may be called up again or otherwise. And the Company may also, by special resolution confirmed by Order of the Court subdivide or consolidate its shares or any of them, or re-organize its share capital in any other way not prohibited by statute.

BORROWING POWERS

50.   The Directors may, and they are hereby authorized from time to time to:

(a) borrow money upon the credit of the Company;

(b) limit or increase the amount to be borrowed;

(c) issue bonds, debentures, debenture stock or other securities of the Company charged upon all or any part of the property of the Company, both present or future, including its uncalled capital for the time being, and pledge or sell the same for such sums and at such prices as may be deemed expedient;

(d) hypothecate, mortgage or pledge the real or personal property of the Company or both, to secure any such bonds, debentures, debenture stock or other securities and any money borrowed for the purposes of the Company.

51.   Bonds, debenture stock and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

52.   Any bonds, debentures, debenture stocks or other securities may be issued at a discount, premium, or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meeting of the Company, appointment of Directors, and otherwise.

MEETINGS

53.   The first annual general meeting shall be held within sixteen (16) months from the date on which the Company is entitled to commence business and thereafter an annual general meeting shall be held once in every calendar year at such time, not being more than sixteen (l6) months after the holding of the last preceding annual general meeting, and place as may be prescribed by the Company in general meeting, or in default, at such time in the month following that in which the anniversary of the Company's last annual general meeting occurs, and at such place as the Directors shall appoint. In default of the meeting being so held, the meeting shall be held in the month next following, and may be convened by any two members in the same manner as nearly as possible as that in which meetings are to be convened by the Directors.

54.   The annual general meetings shall be called ordinary meetings; all other general meetings shall be called extraordinary meetings. All meetings may be held anywhere within Canada or the United States of America.

55.   The Directors may, whenever they think fit, and they shall forthwith upon a requisition made in writing by two or more members holding the aggregate of not less than one-tenth (1/10) of the issued capital of the Company, upon which all calls or other sums then due have been paid, convene a special general meeting to be held at such time and place as may be determined by the Directors.

56.  Any such requisition must state the object of the meeting required, and must be signed by the members making the same, and must be deposited at the office of the Company, and may consist of several documents in like form each signed by one or more requisitionists.

57.   If the Directors do not proceed to cause a meeting to be held within twenty-one (21) days from the date of the requisition being so de- posited, the requisitionists, or a majority of them in value, may themselves convene the meeting, but any meeting so convened shall not be held after three (3) months from the date of such deposit.

58.   Any meeting convened by requisition shall be convened in the same manner, as nearly as possible, as that in which meetings are to be convened by Directors.

59.   Seven (7) clear days' notice specifying the place, day and hour of meeting, and in case of special business the general nature of such business, shall be given by notice sent by post, or otherwise served as here- inafter provided; and with the consent in writing of all the members; a meeting may be convened by a shorter notice, and in any manner they think fit.

60.   The accidental omission to give the notice referred to in the last preceding section to any of the members shall not invalidate any resolution passed at any such meeting. The giving of notice of any meeting may be waived by any shareholder either before or after such meeting.

PROCEEDINGS AT GENERAL MEETINGS

61.   The business of an ordinary meeting shall be to receive and consider the profit and loss account, the balance sheet, and the reports of the directors and of the auditors, to elect Directors in the place of those retiring, to declare dividends, and to transact any other business which, under these presents, ought to be transacted at an ordinary meeting. All other business transacted at an ordinary meeting and all business transacted at an extraordinary meeting shall be deemed special.

62.   The quorum of a general meeting shall be members personally present not being less than two in number, and holding or representing by proxy, not less than seventy-five per cent (75%) of the issued capital of the Company. No business shall be transacted at any general meeting unless the quorum requisite be present at the commencement of business and throughout the meeting.

63.   The President or in his absence the Vice-President, shall be entitled to take the chair at every general meeting, or if there be no President or Vice-President or if neither shall be present within fifteen (15) minutes after the time appointed for holding such Meeting, the members present shall choose another Director as chairman, and if no Director be present, or if all the Directors present decline to take the chair, then the members present shall choose one of their number to be chairman.

64.   If within half an hour from the time appointed for the meeting a quorum is not present, the meeting if convened upon such requisition as aforesaid, shall be dissolved, but in any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at such adjourned meeting a quorum is not present, those members who are present shall be a quorum and may transact the business for which the meeting was called.

65.   Every question submitted to a meeting shall be decided in the first instance by a show of hands, and in the case of an equality of votes, the chairman, shall, both on a show of hands and on a poll, have a casting vote in addition to the vote or votes to which he may be entitled as a member.

66.   At any general meeting unless a poll is demanded by the chairman or by a member or members holding or representing by proxy or entitled to vote in respect of at least one-tenth part of the capital represented at the meeting, a declaration of the chairman that a resolution has been carried, or carried by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the book of proceedings of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

67.   If a poll is demanded as aforesaid, it shall be taken in such manner and at such time and place as the chairman of the meeting directs, and either at once, or after an interval or adjournment, or otherwise, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand of a poll may be withdrawn.

68.   The chairman of a general meeting, may, with the consent of the meeting, adjourn the same from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

69.   Any poll duly demanded on the election of a chairman of a meeting or any question of adjournment, shall be taken at the meeting and without adjournment.

70.   The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

VOTES OF MEMBERS

71.   On a show of hands, every member present in person shall have one vote, and upon a poll, every member present in person or by proxy shall have one vote for each share held by him. Where a corporation being a member is present by a representative duly authorized pursuant to Article 76, such representative shall be entitled to a vote for such member on a show of hands. 72. Any person entitled under the “transmission clause” to transfer any shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that at least forty-eight hours before the time of holding the meeting or adjourned meeting, as the case may be, at which he proposes to vote, he shall satisfy the Directors of his right to transfer such shares, or the Directors shall have previously admitted his right to vote at such meeting in respect thereof.

73.   Where there are joint registered holders of any share or stock any one of such persons may vote at any meeting, either personally or by proxy, in respect of such share as if he were solely entitled thereto; and if more than one of such Joint holders be present at any meeting, personally or by proxy, that one of the said persons so present whose name stands first in the register with respect to such share shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased member in whose name any share stands, shall for the purpose of this clause be deemed joint holders thereof.

74.   A member of unsound mind, or in respect of whom an Order has been made by any Court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, curator bonis, or other person in the nature of a committee, or curator bonis appointed by the Court, and any such committee, curator bonis, or other person may, on a poll, vote by proxy.

75.   Votes may be given either personally or by proxy, provided that all proxies must be filed at the registered office or with the Secretary before the time fixed for the meeting.

76.   The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney, or if such appointor is a corporation, under its common seal, and shall be attested by one or more witnesses. No person shall be appointed a proxy who is not a member of the Company and qualified to vote, save that a corporation being a member of the Company may appoint as its proxy one of its officers, or any other person designated in writing by an official of such member company and generally a company which is a member of this Company may by resolution of the directors authorize any of its officials or any other person or any person designated in writing by any such official, to act as its representative as a shareholder of this Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the Company which he represents as if he were an individual-shareholder of this Company.

77.   No Instrument appointing a proxy shall be valid after the expiration of twelve (12) months from the date of Its execution.

78.   The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of that power or authority, shall be deposited at the registered office or with the Secretary of the Company before the time for holding the meeting at which the person named in the instrument proposes to vote, and in default the instrument of proxy shall not be treated as valid provided that the Directors may by resolution require that a proxy shall be deposited as aforesaid at any time not exceeding forty-eight (48) hours before the time for holding such meeting. 79. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death of the principal or revocation of the proxy, or transfer of the share with respect to which the vote is given, provided no intimation In writing of the death, revocation or transfer shall have been received before the meeting at the registered office of the Company.

80.   Every Instrument of proxy, whether for a specified meeting or otherwise, shall, as nearly as the circumstances will admit, be in the form or to the following effect:

"I, of in the of , being a member of Ltd. hereby appoint of or failing him, of as my proxy, to vote for me and on my behalf at the ordinary (or special general, as the case may be) general meeting of the Company to be held on day of A.D. 19 , and at any adjournment thereof, or at any meeting of the Company which may be held within months from the date hereof.

As witness my hand this day of Signed by the said in the presence of ."

81.   No member shall be entitled to be present or to vote on any question either personally or by proxy, or as proxy for another member at any general meeting, or upon a poll, or to be reckoned in a quorum whilst any call or other sum shall be due or payable to the

Company in respect of any of the shares of the Company held by such member.

82.   Any resolution passed by the Directors, notice whereof shall be given to the members in the manner in which notices are hereinafter directed to be given, and which shall within one month after it shall have been so passed, be ratified and confirmed in writing by members entitled at a poll, to three-fifths of the votes, shall be as valid and effectual as a resolution of a general meeting but this clause shall not apply to a resolution passed in respect of any matter which by statute or these presents ought to be dealt with by special or extraordinary resolution.

83.   A resolution in writing signed by all the shareholders of the Company shall be as valid and effectual as if it had been passed at a meeting of the shareholders duly called and constituted.

DIRECTORS

84.   The number of directors shall be five, provided that until the first directors shall have been elected by the shareholders at the First Annual General Meeting of the Company the subscribers hereto shall be deemed for all purposes to be the Directors.

85.   At every annual general meeting all Directors shall retire, and the Company shall fill up the vacant offices by electing five Directors in the following manner:

      (i)  If The British American Oil Company Limited and The California Standard Company shall then be the only shareholders of the Company, (other than such shareholder or shareholders as are mere nominees of them or of either of them), The British American Oil Company Limited shall be entitled to nominate three candidates and The California Standard Company shall be entitled to nominate two candidates and the five candidates so nominated shall be deemed and declared to be elected.

      (ii)  If there shall then be shareholders of the Company other than The British American Oil Company Limited and The California Standard Company and mere nominees of them or of either of them, The British American Oil Company Limited shall be entitled to nominate two candidates and The California Standard Company shall be entitled to nominate one candidate, which three candidates shall be deemed and declared to be elected, and the other two offices of Directors shall be filled by election by the majority vote of all of the members.

      (iii)  At any election of directors other than such directors as are to be deemed and declared elected by reason of nomination by The British American Oil Company Limited or The California Standard Company, each shareholder shall have the same number of votes per share held by him as there are directors to be elected at such election and such votes shall be allocated to or among any or all of the nominees as such shareholder shall direct.

86.   No director shall be required to be a shareholder of the Company, but no person shall be qualified to be nominated or to be elected or to be deemed or declared to be elected as a director unless he shall be an officer or employee of a corporate member of the Company or of a parent or subsidiary of such corporate member. 87. The office of a director shall be deemed to be vacated, if he ceases to be an officer or employee of the corporation in which he was an officer or employee, when elected or appointed as a director of the Company, or an officer or employee of a subsidiary or parent of the corporation of which he was an officer or employee when elected or appointed as such director.

88.   Any vacancy in the Board of Directors created by the death, retirement, inability to act, or disqualification, of a director who shall have been deemed and declared to be elected by reason of nomination by The British American Oil Company Limited or by The California Standard Company, shall be filled by written nomination of The British American Oil Company Limited or The California Standard Company, whichever shall have nominated the director who shall have retired, died or have become unable to act, or have become disqualified, and any other vacancy shall be filled up by the directors; PROVIDED that no person shall be appointed as a director of the Company unless he is an officer or employee of a corporate member of the Company or of a parent or subsidiary of a corporate member. Any Director appointed to fill any vacancy as aforesaid shall retain his office only so long as the vacating Director would have retained the same if the vacancy had not occurred.

89.   Any Director may designate in writing an alternate director who may represent such Director at any meeting of the Directors at which such director is not present. Any such alternate shall possess and may exercise at any meeting of the Directors all powers and authorities of any Director so represented by him, and shall, for all purposes of these Articles, be deemed a Director of the Company when acting in such representative capacity.

The designation of an alternate director shall be made in writing, delivered to the Secretary of the Company, and it may be revoked, amended or altered by writing similarly delivered to the Secretary from time to time. No person shall be designated as an alternate Director nor shall any alternate Director continue as an alternate Director unless he has and continues to have the qualifications required of a Director by these Articles. 90. A director may retire from his office upon giving one month’s notice in writing to the Company of his intention so to do, and such resignation shall take effect upon the expiration of such notice or its earlier acceptance.

91.   The business of the Company shall be managed by the Directors, who may pay all expenses incurred in organizing and registering the Company, and may exercise all such powers of the Company as are not, by The Companies Act, or any statutory modification thereof for the time being in force, or by these Articles, required to be exercised by the Company in general meeting, subject nevertheless to any regulation of these Articles, to the provisions of the said Act, and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by ordinary resolution, whether previous notice thereof has been given or not; but no regulation made by ordinary resolution shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

92.   The Directors shall be paid out of the funds of the Company by way of remuneration for their services as Directors such sums as the Company by ordinary resolution or the Directors by unanimous resolution may from time to time determine, and such remuneration shall be divided among them in such proportions and manner as the Directors may determine.

93.   If any Director is called upon to perform extra service or to make any special exertions in going or residing abroad, or otherwise, for any of the purposes of the Company, the Company shall remunerate the Director so doing either by a fixed sum or by a percentage of profits or otherwise, and shall pay such expenses of such Directors as may be determined by the Directors.

94.   The office of a Director shall ipso facto be vacated;

    (1)  if he become bankrupt, or insolvent, or suspends payment or compounds with his creditors or has made a general assignment for the benefit of his creditors or under the provisions of the Assignments Act;

    (2)  if he is lunatic or becomes of unsound mind;

    (3)  if by notice in writing to the Company he resigns his office;

    (4)  if he be removed by resolution of the Company as provided in Clause 99 hereof.

95.   No director shall be disqualified by his office from holding any office or place of profit under the Company or under any company in which the company shall be a shareholder or otherwise interested, or from contracting with the Company either as a vendor, purchaser or otherwise howsoever, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any director shall be in any way interested either personally or as a member of a firm or syndicate or any other association whatsoever, or as a shareholder or director of a company or in any manner whatsoever be avoided, nor shall any director be liable to account to the company for any profit arising from any such office or place of profit, or realized by any such contract or arrangement by reason of such director holding that office or of the fiduciary relation thereby established, but the director must declare that he has an interest, and the nature thereof, at the meeting of the directors at which the contract or arrangement is determined on, if his interest then exists, or in any case at the first meeting of the directors held after the acquisition of his interest, and a director may, as a director, vote in respect of any contract or arrangement in which he is so interested as aforesaid. A general notice that a director is a member of any specified firm, syndicate or company or any other association whatsoever, and is to be regarded as interested in all transactions with that firm, syndicate or company or other association shall be sufficient disclosure under this clause as regards such director and the said transactions, and after such general notice it shall not be necessary for such director to give a special notice relating to any particular transaction with that firm, syndicate, company or other association.

96.   A retiring Director shall retain office until the dissolution of the meeting at which his successor is elected.

97.   A retiring Director shall be eligible for re-election.

98.   If at any ordinary meeting at which an election of Directors ought to take place, no such election takes place, the retiring Directors shall continue in office until the ordinary annual meeting in the next year, and so on from year to year until their places are filled up unless it shall be determined at such meeting to reduce the number of Directors.

99.   The Company may, by special resolution, remove any Director before the expiration of his period of office, and the vacancy so created shall be filled by the remaining Directors in the manner hereinbefore provided.

100.   If hereafter any corporation shall become the successor to substantially all of the Canadian properties of either The British American Oil Company Limited or The California Standard Company, including all beneficial interest of such member in the shares of this Company, or, being a parent or subsidiary of such member, becomes the transferee of the entire legal and beneficial interest of such member in the shares of this Company, such successor or parent or subsidiary company, as the case may be, shall be entitled to and to the exercise of all of the rights of The British American Oil Company Limited or The California Standard Company, as the case may be, with respect to nomination, designation and election of Directors.

OFFICERS

101.   The officers of the Company shall consist of a President and Vice-President and such other officers as the Directors may by resolution determine from time to time. Such Vice-President shall be appointed by the Directors from among their number. The terms of employment of all officers shall be settled from time to time by the Directors, and in the absence of any agreement to the contrary the employment of all officers shall be during the pleasure of the Directors. In addition to such officers the Directors may from time to time appoint an Executive Vice-President, who need not be a Director, as an additional officer of the Company who shall hold office and be employed in the absence of any agreement to the contrary during the pleasure of the Directors and who, during the term of his appointment, shall be vested and charged with all the executive duties and powers generally of the President and/or which may be conferred upon such Executive Vice-President from time to time by the Directors, other than the powers and duties vested in the President under the provisions of numerical paragraphs 63 and 114 of these Articles, so that the President shall be relieved of the executive duties in general connected with his office during the period of such appointment; PROVIDED however that such limitation of the powers and duties of the Executive Vice-President shall not apply where the President is absent from the Province or due to illness or any other reason is unable to act, whereupon such Executive Vice-President shall be clothed with all the powers and duties of the President without limitation as aforesaid and notwithstanding anything otherwise contained in these Articles; AMD PROVIDED FURTHER that the Executive Vice-President shall not have a casting vote at any meeting at which he presides unless he is present at such meeting as a Director or alternate Director. The provisions hereof shall apply to any and all powers and/or duties allocated to the President or with which he is charged whether before or after the appointment of any such Executive Vice-President. The President of the Company need not be a Director, but shall nevertheless by virtue of his office as President be entitled to attend all meetings of the Directors; but a President who is not a Director shall not be entitled to vote at any meeting of the Directors, nor shall he have a casting vote at any meeting at which he presides, unless he is present at such meeting as an alternate Director.

MANAGING DIRECTOR

102.   The directors may, from time to time, appoint one of their body to be Managing Director of the Company, either for a fixed time or without any limitation as to the period for which he is to hold such office, and may from time to time remove or dismiss him from office and appoint another in his place.

103.   A Managing Director shall, subject to the provisions of any contract between him and the Company, be subject to the same provisions as to resignation and removal as the other Directors of the Company, and if he cease to hold the office of Director from any cause he shall ipso facto and immediately cease to be a Managing Director.

104.   The remuneration of a Managing Director shall from time to time be fixed by the Directors, and may be by way of salary, or commission or participation in profits, or by any or all of these modes.

105.   The Directors may from time to time entrust to and confer upon a Managing Director for the time being such of the powers exercisable under these presents by the Directors as they may think fit, and may confer such powers for such time and to be exercised for such objects and purposes, and upon such terms and conditions, and with such restrictions as they think expedient, and they may confer such powers, either collaterally with, or to the exclusion of, and in substitution for, a11 or any of the powers of the Directors in that behalf, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

CORPORATE MANAGER

106.   The Directors may appoint a corporation as corporate manager with the powers of a managing director or such powers as may be specifically - 29 -

designated in the resolution appointing such corporate manager and subject to all or any of the provisions hereof relating to a managing director as the directors by resolution may determine and at such remuneration and for such time and upon such other terms as the directors may by resolution determine.

GENERAL MANAGER

107.   The Directors may appoint a General Manager at such salary and for such time and upon such other terms as the Directors may by resolution determine; and the Directors may from time to time entrust to and confer upon such General Manager for the time being, such of the powers exercisable under these presents by the Directors as they may think fit, and may confer such powers for such time and to be exercised for such objects and purposes, and upon such terms and conditions, and with such restrictions as they think expedient, and may from time to time, subject to the terms of any agreement with any such General Manager, revoke, withdraw, alter or vary all or any of such powers.

REGISTER OF DIRECTORS AND MANAGERS

108.   The Directors shall duly comply with the provisions of The Companies Act, or any statutory modification thereof for the time being in force, and in particular with the provisions in regard to the registrations of mortgages, and to keeping register of Directors, Managers, and members, and their addresses and occupations, and to filing with the Registrar of Companies an annual report, and copies of special and other resolutions, returns of allotments of shares, and of any change in the registered office or of Directors.

PROCEEDINGS OF DIRECTORS

109.   Subject to the specific provisions contained in these Articles of Association the Directors may meet together for the dispatch of business adjourn and otherwise regulate their meetings and proceedings as they think fit. Directors' meetings may be held anywhere within Canada or the United States of America. A quorum for a Directors' meeting shall be a majority of the Directors unless the Board by resolution has fixed some other quorum.

110.   Meetings of the Board of Directors may be held at any time with- out formal notice, if all of the Directors are present, or those absent having signified their consent in writing to the meeting being held in their absence. Notice of any meeting where notice has not been dispensed with shall be delivered or mailed or telegraphed to each Director at such time as will enable each of such Directors to whom notice is required to be given to proceed to such meeting in due course and in any event a notice of such meeting delivered, mailed or telegraphed to each Director, at his ordinary address two (2) days prior to such meeting shall be sufficient notice of any meeting of Directors. In computing such period of two (2) days, the day on which such notice is delivered, mailed or telegraphed shall be excluded, but the day for which notice is given shall be included. Notice of any meeting or irregularity in any meeting or the notice thereof may be waived by any Director.

111.   A Director or the President may at any time, and the Secretary shall, upon a request of a Director or of the President, convene a meeting of the Directors.

112.   Questions arising at any meeting shall be decided by a majority of votes and in case of an equality of votes the chairman shall have a second or casting vote.

113.   The continuing Directors may act notwithstanding any vacancy in their number, but, if and so long as their number is reduced below the number fixed by or pursuant to the regulations of the Company as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

114.   The Chairman of the Board of Directors, if any, shall act as chairman at all meetings of the Board of Directors and in his absence the President, or in his absence the Vice-President (if any) of the Company shall act as chairman, and if there is no chairman of the Board of Directors, the President or Vice-President or if at any meeting the chairman of the Board of Directors, the President and Vice-President are all absent the Directors may elect a chairman of their meetings and determine the period for which he is to hold office; but, if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

115.   A meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions by or under the regulations of the Company for the time being vested in or exercisable by the Directors generally.

116.   The Directors may delegate any of their powers, other than the powers to borrow and make calls, to committees consisting of such one or more member or members as they think fit. Any committees so formed shall, in the exercise of the powers so delegated, conform to any regulations that may from time to time be imposed upon it by the Directors.

117.   The meeting and proceedings of any such committee, consisting of two or more members, shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Directors, including the appointment of a quorum, so far as the same are applicable, thereto, and are not superseded by any regulations made by the Directors under the last preceding clause.

118.   All acts done at any meeting of the Directors, or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it shall afterwards be discovered that there was some defect in the appointment of such Directors or persons acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

119.   A resolution in writing, signed by all of the Directors, shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted.

120.   The Directors shall cause minutes to be duly entered in books provided for the purpose:

      (a)   of all appointments of officers;

      (b)   of all the names of the Directors present at each meeting of the Directors and of any committee of Directors;

      (c)   of all orders made by the Directors and committees of Directors; and

      (d)   of all resolutions and proceedings of general meetings and of meetings of the Directors and committees of Directors;

and any such minutes of meetings of the Directors, of any committee of Directors, or of the Company if purporting to be signed by the chairman of such meeting, or by the chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minutes.

121.    The Management of the business of the Company shall be vested in the Directors who, in addition to the powers and authorities by these presents or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company and are not hereby or by statute expressly directed or required to be exercised or done by the Company in general meeting but subject nevertheless to the provisions of the statutes, and of these presents, and to any regulations from time to time made by the Company in general meeting, provided that no regulations so made shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made.

122.   Without prejudice to the general powers conferred by the last preceding clause, and the other powers conferred by the last preceding clause and the powers expressed or implied by The Companies Act, it is - 34 -

hereby expressly declared that the Directors shall have the following powers, that is to say, power from time to time:

      (1)   to take such steps as they think fit to carry into effect any agreement or contract made by or on behalf of the Company;

      (2)   to pay the costs, charges and expenses preliminary and incidental to the promotion, formation, establishment and registration of the Company;

      (3)   to purchase or otherwise acquire for the Company any property, rights, or privileges which the Company is authorized to acquire, at such price, and generally on such terms and conditions as they think fit;

      (4)   subject to the provisions contained in the Memorandum of Association to pay for any property, rights, or privileges acquired by, or services rendered to the Company, either wholly or partially in cash, or in shares, bonds, debentures, or other securities of the Company, and any such shares may be issued either as fully paid up or with such amount credited as paid up thereon as may be agreed upon; and any such bonds, debentures or other securities may be either specifically charged upon all or any part of the property of the Company and its uncalled capital, or not so charged;

      (5)   to secure the fulfillment of any contracts or engagements entered into by the Company by mortgage or charge of all or any of the property of the Company and its unpaid capital for the time being, or in such manner as they may think fit;

      (6)   to appoint and at their discretion to remove or suspend such managers, secretaries, officers, clerks, agents and servants for permanent, temporary or special services as they may from time to time think fit, and to determine their powers and duties and fix their salaries or emoluments, and to require security in such instances and to such amount as they think fit;

      (7)   to appoint any person or persons or any corporation to accept and hold in trust for the Company, any property belonging to the Company, or in which it is interested, and for any other purposes, and to execute and do all such deeds and things as may be requisite in relation to any such trust, and to provide for the remuneration of any such trustee or trustees;

      (8)   to institute, conduct, defend, compound, or abandon any legal proceedings by and against the Company or its officers, or otherwise concerning the affairs of the Company, and also to compound and allow time for payment or satisfaction of any debts due, and of any claims or demands by or against the Company;

      (9)   to refer to arbitration any claims or demands by or against the Company and to observe and perform the awards;

      (10)   to make and give receipts, releases and other discharges for money payable to the Company, and for the claims and demands of the Company;

      (11)   to determine who shall be entitled to sign on the Company's behalf bills, notes, receipts, acceptances, endorsements, cheques, releases, contracts and documents;

      (12)   to provide for the management of the affairs of the company abroad in such manner as they think fit, and in particular to appoint any persons to be the attorneys or agents of the Company, with such powers, including power to sub-delegate, and upon such terms as may be thought fit;

      (13)   to invest and deal with any of the monies of Company not immediately required for the purposes thereof, and upon such securities and in such manner as they may think fit, and from time to time to vary or realize such investment;

      (14)   to execute in the name and on behalf of the Company in favour of any Director or other person who may incur or be about to incur any personal liability for the benefit of the Company, such mortgages of the Company's property, present and future, as they think fit, and any such mortgage may contain a power of sale and such other powers, covenants and provisions as shall be agreed upon;

      (15)   to give to any officer or other person employed by the Company a commission on the profits of any particular business or transaction, or a share in the general profits of the Company, and such commission or share of profits shall be treated as part of the working expenses of the Company;

      (16)   before recommending any dividend to set aside out of the profits of the Company such sums as they think proper as a reserve fund to meet contingencies, or for special dividends, or for repairing improving and maintaining any of the property of the Company, and for such other purposes as the Directors shall in their absolute discretion think conducive to the interests of the Company; and to invest the several sums so set aside in such investments other than shares of the Company as they may think fit, and from time to time to deal with and vary such investments and to dispose of all or any part thereof for the benefit of the Company, and to divide the reserve fund into such special funds as they think fit, with full power to employ the assets constituting the reserve fund in the business of the Company, and that without being bound to keep the same separate from the other assets;

      (17)   to make, vary and repeal resolutions for the regulation of the business of the Company, or of its officers, and servants, or of the members of the Company, or any section thereof;

      (18)   to enter into all such negotiations and contracts, to rescind and to vary all such contracts and to execute and do all such acts, deeds and things in the name and on behalf of the Company as they may consider expedient for or in relation to any of the matters aforesaid, or otherwise for the purposes of the Company;

      (19)  to sell the undertaking and property of the Company, provided that, the whole undertaking and property of the Company or any major undertaking or development operation or a principal asset of the Company shall not be sold except with the approval of the shareholders.

123.   Every Director, Manager, Secretary and other officer or servant of the Company shall be indemnified by the Company against and it shall be the duty of the Directors out of the funds of the Company to pay all costs, losses and expenses which any such officer or servant may incur or become liable to by reason of any contract entered into, or act or thing done by him as such officer or servant, or in any way in the discharge of his duties, including traveling expenses.

124.   No Director or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director or office, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Company shall be invested, or for the loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities, or effects shall be deposited, or for any loss occasioned by any error of Judgment or oversight on his part or for any other loss, damage, or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same happen through his own dishonesty.

125.   The Directors of the Company are hereby authorized from time to time to cause the Company to give indemnities to any Director or other person who has undertaken or is about to undertake any liability on behalf of the Company or any company controlled by it and to secure such Director or other person against loss by mortgage and charge upon the whole or any part of the real and personal property of the Company by way of security and any action from time to time taken by the Directors under this paragraph shall not require approval or confirmation by the shareholders.

SECRETARY

126.   The Secretary of the Company shall be appointed by the Directors.

127.   The Directors may appoint a temporary substitute for the Secretary who shall, for the purpose of these presents, be deemed to be the Secretary.

THE SEAL

128.   The Seal of the Company shall not be affixed to any instrument except by authority of a resolution of the Board of Directors or of an ordinary resolution, whether previous notice thereof has been given or not, and in the presence of such person or persons as may be prescribed in and by any such resolution or (if no such person or persons are prescribed by the resolution) in the presence of (a) two Directors of the Company, (b) the President and the Secretary, or (c) the President and the Treasurer, and in such latter case such officers shall sign every instrument to which the seal of the Company is so affixed in their presence.

129.   The Company may, as the Directors may prescribe, have for use in any other Province, State or Country, an official seal which shall be a facsimile of the common seal of the Company with the addition on its face of the name of the Province, State or Country where it is to be used.

ACCOUNTS

130.   The Directors shall cause true accounts to be kept of the sums of money received and expended by the Company, and of the matters in respect of which such receipt and expenditure takes place, and of the assets, credits and liabilities of the Company.

131.   The books of account shall be kept at the registered office of the Company or at such other place as the Directors think fit, and shall always be open to inspection by the Directors.

132.   The Directors shall from time to time determine whether and to what extent and at what times and places, and under what conditions or regulations the accounts and the books of the Company or any of them shall be open to the inspection of the members, and no member shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorized by the Directors or by a resolution of the Company in general meeting.

133.   At the ordinary annual meeting in every year the Directors shall lay before the Company a profit and loss account, and a balance sheet containing a summary of the property and liabilities of the Company, made up to a date not more than four (4) months before the meeting or to such earlier date as may be provided for by The Companies Act.

134.   Every such balance sheet shall be accompanied by a report of the Directors as to the state and condition of the Company, and as to the amount which they recommend to be paid out of the profits by way of dividend or bonus to the members, and the amount, if any, which they propose to carry to the reserve fund according to the provisions in that behalf hereinbefore contained, and the account, report and balance sheet shall be signed by two directors and countersigned by the Secretary.

AUDIT

135.   The Company shall at the ordinary meeting in every year appoint an auditor or auditors to hold office until the next ordinary meeting.

136.   A person other than a retiring auditor shall not be capable of being appointed auditor at an annual general meeting unless notice of an intention to nominate that person to office of auditor has been given by a shareholder to the Company not less than fourteen (14) days before the annual general meeting.

137.   The Company shall send a copy of any notice of intention to nominate an auditor to the retiring auditor, and shall give notice thereof to the shareholders either by advertisement or in any other mode allowed by the Articles, not less than seven (7) days before the annual general meeting, PROVIDED THAT, if, after notice of the intention to nominate an auditor has been so given, an annual general meeting is called for a date fourteen (14) days or less after the notice has been given, the notice, though not given within the time required by this provision, shall be deemed to have been properly given for the purposes thereof, and the notice to be sent or given by the Company may, instead of being sent or given within the time required by this provision, be sent or given at the same time as the notice of the annual general meeting.

138.   Subject as hereinafter provided, the first auditors of the Company may be appointed by the Directors at any time before the first annual general meeting, and auditors so appointed shall hold office until that meeting;

PROVIDED THAT:

      (a)  the Company may at a general meeting of which notice has been served on the auditors in the same manner as on the members of the Company, remove any such auditors and appoint in their place any other persons being persons who have been nominated for appointment by any member of the Company of whose nomination notice has been given to the members of the Company not less than seven (7) days before the date of the meeting; and,

      (b)  if the Directors fail to exercise their powers under this paragraph, the Company in general meetings may appoint the first auditors, and thereupon the said powers of the Directors shall cease.

139.   The Directors may fill any casual vacancy in the office of auditor, but while any such vacancy continues the surviving or continuing auditor or auditors (if any) may act.

140.   The remuneration of the auditors of the Company shall be fixed by the directors, but nothing in this paragraph contained shall prevent the auditors, whose services have been rendered by them to the Company without remuneration having been fixed as aforesaid, from charging to and receiving from the Company reasonable remuneration for the services so rendered.

141.   A Director, Manager, or officer or any person being a partner or in the employment of any such Director, Manager or officer of the Company shall not be capable of being appointed an auditor of the Company, except in the case of an unanimous vote of all the members of the Company, but in every such case, the auditor's report shall show the relationship of the auditor, other than that of auditor, to the Company, its Director, Manager or officer as the case may be.

142.   Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company, and shall be entitled to require from the Directors, Managers and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditor or auditors.

143.   The auditors shall make a report to the shareholders or members on the accounts examined by them, and on every balance sheet laid before the Company in general meeting during their tenure of office and the report shall state:

      (a)   whether or not they have obtained all the information and explanations they have required; and

      (b)  whether in their opinion, the balance sheet referred to in the report is properly drawn up so as to exhibit a true and correct view of the state of the Company's affairs according to the best of their information and the explanations given to them and as shown by the books of the Company.

144.   In such report, the auditors shall specifically call to the attention of the shareholders every matter connected with or arising out of the accounts of the Company which should be drawn to the attention of the shareholders.

145.   The auditors of the Company shall be entitled to attend any general meeting of the Company at which any accounts which have been examined or reported on by them are to be laid before the Company, and to make any statement or explanation they desire with respect to the accounts.

146.   If one auditor only is appointed, all the provisions herein contained relating to auditors shall apply to him.

DIVIDENDS

147.   Subject to special provisions attached to any preferred, deferred or other classes of shares which may form part of the capital stock of the Company, the profits of the Company shall be divisible among the members holding ordinary common shares in proportion to the capital amounts paid up on the ordinary shares held by them respectively.

148.   Where capital is paid up in advance of calls upon the footing that the same shall carry interest, such capital shall not whilst carrying interest, confer a right to participate in profits.

149.   The Directors may from time to time by resolution declare a dividend to be paid to the members according to their rights and interest in the profits, and may fix the time for payment and pay the same out of the funds of the Company available for that purpose. Dividends may be paid in cash, debentures, capital stock, including preference shares and/or common shares, or in such other manner as the Directors may determine.

150.   No larger dividend shall be declared than is recommended by the Directors, but the Company in general meeting may declare a smaller dividend.

151.   No dividend shall be payable except out of the profits of the Company, and no dividend shall carry interest as against the Company.

152.   The declaration of the Directors as to the amount of the net profits of the Company shall be conclusive.

153.   The Directors may from time to time pay to the members such in- terim dividends as in their judgment the position of the Company justifies.

154.   The Directors may retain any dividends on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

155.   The Directors may deduct from the dividends payable to any member all such sums of money as may be due and payable by him to the Company on account of calls, instalments or otherwise.

156.   A transfer of shares or stock shall not pass the right to any dividend declared thereon before the registration of the transfer.

157.   The Directors may retain the dividends payable upon shares or stock in respect of which any person, under the "transmission clause" is - 44 -

entitled to become a member, or which any person under that clause is entitled to transfer, until such person shall become a member in respect thereof or shall duly transfer the same.

158.   In case several persons are registered as the joint holders of any share or stock, any one of such persons may give effectual receipts for all dividends and payments on account of dividends in respect of such shares or stock.

159.   Unless otherwise directed, any dividend may be paid by a cheque delivered to or sent through the post to the registered address of the member entitled, or in the case of joint holders, to or to the registered address of that one whose name stands first in the register in respect of the joint holdings and every cheque so delivered or sent shall be made payable to the order of the person to whom it is delivered or sent.

160.   Notice of the declaration of any dividend, whether interim or otherwise, shall be given to the holders of registered shares in the manner hereinafter provided.

NOTICES

161. A notice may be given by the Company to any member either person- ally or by mailing it by post prepaid letter addressed to him at his registered address, or at the address, if any, within or without the Province supplied by him to the Company for the giving of notices to him. No other person shall be entitled to receive notices of general meetings. 162. Each member may from time to time notify in writing to the Company an address within or without the Province of Alberta which shall be deemed to be his registered place of address within the meaning of the last preceding clause.

163.   As regards those members who have notified to the Company no registered place of address, a notice posted up in the registered office shall be deemed to be well served upon them at the expiration of twenty-four (24) hours after it is so posted up.

164.   All notices with respect to any registered shares to which persons are jointly entitled shall be given to whichever of such persons is named first on the register, and notice so given shall be sufficient notice to all the holders of such shares.

165.   Any notice sent by post shall be deemed to have been served upon the expiration of twenty-four (24) hours after mailing.

166.   Every person, who by operation of law, transfer or other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share, which previous to his name and address being entered in the register shall be duly given to the persons from whom he derived his title to such share.

167.   Any notice or document so delivered, posted up or mailed by post addressed to the registered address of any member in pursuance of these presents shall, notwithstanding such member be then deceased, and whether or not the Company has notice of his decease, be deemed to have been duly served in respect of any registered shares, whether held solely or jointly with other persons by said member, until some other person be registered in his stead as the holder or joint holder thereof, and such service shall for all purposes of these presents be deemed a sufficient service of such notice or document on his or her heirs, executors, or administrators, and all persons, if any, jointly interested with him or her in any such share.

168.   Notices of every general meeting shall be given in some manner hereinbefore authorized to every member of the Company.

169.   The signature to any notice to be given by the Company may be written or printed.

170.   Where a given number of days notice extending over any other period is required to be given, the day of service shall, unless it is otherwise provided, be counted in such number of days or other period.

    DATED at the City of Calgary, in the Province of Alberta, this 8th day of August, A.D. 1961.

SIGNED by each of the subscribers to the Memorandum of Association in the presence of:

WITNESS:                                             SIGNATURE OF THE SUBSCRIBERS:

Louisa May Hawkins /s/                                  E.J. Gallagher /s/
--------------------------------------------         --------------------------------------------
Signature

434 - 19 St. N.W. Calgary                               William Milne Winterton /s/
-----------------------------------                 --------------------------------------------
Address

Secretary                                                James Donald Weir /s/
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Occupation
    BE IT RSSOLVSD as special resolution of Rimbey Pipe Line Co. Ltd. that the provisions contained in its Memorandum of Association be modified by

    (1)  striking oat of paragraph 4 (ii) thereof the words “all condensate, natural gasoline, butane and propone” and substituting therefor the words “all condensate and natural gasoline”; and

    (2)  striking out of paragraph 4 (ii) thereof the words "served by such pipe line" and substituting therefor the words "served by the Company, or by a combination of the Company and Interprovincial Pipe Line Company, or by a combination of the Company and Trans Mountain Oil Pipe Line Company".

Dated September 21, 1961.

    (Signed)   B. J. Gallagher, Shareholder

    (Signed)   J. D. Weir, Shareholder

    (Signed)   W. M. Winterton, Shareholder

    I hereby certify that the foregoing is a special resolution of the shareholders of Rimbey Pipe Line Co. Ltd. Signed by all of the shareholders of the Company the 21st day of September, 1961.

Dated:  September 21, 1961      /s/           ------------------------------------             Acting Secretary

IN THE TRIAL DIVISION
SUPREME COURT OF ALBERTA
JUDICIAL DISTRICT OF CALGARY

IN THE MATTER OF THE COMPANIES ACT of the
Province of Alberta, and

IN THS MATTER OF THE APPLICATTON by RIMBEY
PIPE LINE CO. LTD. for an Order confirming a Special Resolution altering the Memorandum
of Association of the Company.

P E T I T I 0 N

TO:  The Supreme Court of Alberta, Trial Division.

    THE PETITION of RIMBEY PIPELINE CO., LTD. HUMBLY SHEWETH

1.   Rimbey Pipe Line Co. Ltd. was incorporated under The Companies Act of the Province of Alberta on the llth day of August, 1961 with an authorized capital of Five Hundred Thousand (500,000) shares without nominal or par value which may be sold for an aggregate sum not exceeding Five Million Dollars ($5,000,000.00). 2.   Sub-paragraph (II) of numerical paragraph 4 of the Memorandum of Association of the Company dealing with the rights attached to shares of the Company's capital provides that the first issue of the Company's shares shall be offered to certain companies conditioned upon the offerees entering into a certain shipping agreement.

3.   A Special Resolution of the Company dated the 21 at day of September, 1961 was duly passed pursuant to the provisions of Section 2 (ff) (III) of The Companies Act of Alberta amending such sub-paragraph (II) of paragraph 4 above referred to by varying the proposed terms of the shipping agreement.

4.   The reason for such variation in the terms of such proposed shipping agreement was that such terms wore not acceptable to the companies to which such shares are required to be offered and such amendments are consequently required to permit of a shipping agreement which will enable the shares of the company to be sold.

    YOUR PETITIONERS THEREFORE PRAY that an Order of this Honourable Court may be granted, confirming such Special Resolution, and Your Petitioner will ever pray.

    DATED and ISSUED at the City of Calgary in the Province of Alberta this 21st day of September, A.D. 1961.

WITNESS:      RIMBEY PIPE LINE CO. LTD.

____/S/______      ______/s/_______ - 3 -

    THIS PETITION is filed by Messrs. Fenerty, Fenerty, McGillivray, Robertson, Prowse, Brennan & Fraser, solicitors for the Petitioners, whose address for service is in care of their said solicitors, 13th Floor Elveden House, Calgary, Alberta. The Petitioners' head office is at Calgary, Alberta.

    Issued out of the Office of the Clerk of the Supreme Court, Judicial District of Calgary, this 21st day of September, A.D. 1961.